As filed with the Securities and Exchange Commission on May 7, 1996


                                                       Registration No. 333-2426
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                       SECURITIES AND EXCHANGE COMMISSION
                                  ------------
                                AMENDMENT NO. 3
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------
                              SAKS HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                            5311                           52-1685667
  (State or other jurisdiction           (Primary Standard                  (I.R.S. Employer
      of incorporation or            Industrial Classification            Identification No.)
         organization)                      Code Number)

                                  ------------

                              12 EAST 49TH STREET
                            NEW YORK, NEW YORK 10017
                                 (212) 940-4048
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                  ------------

                                  JOAN F. KREY
                                GENERAL COUNSEL
                              SAKS HOLDINGS, INC.
                              12 EAST 49TH STREET
                            NEW YORK, NEW YORK 10017
                                 (212) 940-4048
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  ------------

                                   Copies to:

CHARLES K. MARQUIS              PATRICIA A. CERUZZI
STEVEN R. FINLEY                SULLIVAN & CROMWELL
GIBSON, DUNN & CRUTCHER         250 PARK AVENUE
200 PARK AVENUE                 NEW YORK, NEW YORK 10177
NEW YORK, NEW YORK 10166        (212) 558-4000
(212) 351-4000

                                  ------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                                  ------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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
                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The Registrant's expenses in connection with the Offerings described in this registration statement are set forth below. All amounts except the Securities and Exchange Commission registration fee, the NASD filing fee and the NYSE listing fee are estimated.


Securities and Exchange Commission registration fee...........   $  146,000
NASD filing fee...............................................       30,500
Printing and engraving expenses...............................      500,000
Accounting fees and expenses..................................    1,000,000
Legal fees and expenses.......................................    1,000,000
NYSE listing fee..............................................      123,100
Fees and expenses (including legal fees) for qualifications
under state securities laws...................................       30,000
Transfer agent's fees and expenses............................       50,000
Miscellaneous.................................................    2,320,400
                                                                 ----------
    Total.....................................................   $5,200,000
                                                                 ----------
                                                                 ----------


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

EXHIBIT
 NUMBER                                 DESCRIPTION OF EXHIBIT
- --------   ---------------------------------------------------------------------------------
1.01       Form of U.S. Underwriting Agreement
1.02       Form of International Underwriting Agreement
3.01.1*    Amended and Restated Certificate of Incorporation of Saks Holdings, as filed with the Delaware Secretary of State on June 29, 1990
3.01.2*    Certificate of Designation of Saks Holdings, as filed with the Delaware Secretary of State on June 29, 1990
3.01.3*    Amendment to the Amended and Restated Certificate of Incorporation of Saks
           Holdings, as filed with the Delaware Secretary of State on
           July 2, 1990
3.01.4*    Amendment to the Amended and Restated Certificate of Incorporation of Saks
           Holdings, as filed with the Delaware Secretary of State on
           February 28, 1991
3.01.5*    Amendment to the Amended and Restated Certificate of Incorporation of Saks
           Holdings, as filed with the Delaware Secretary of State on
           May 20, 1992
3.01.6*    Amendment to the Amended and Restated Certificate of Incorporation of Saks
           Holdings, as filed with the Delaware Secretary of State on December 26, 1995
3.01.7*    Certificate of Saks Holdings, as filed with the Delaware Secretary of State on
           December 27, 1995, relating to the retirement of Class D Shares
3.01.8*    Amendment to the Amended and Restated Certificate of Incorporation of Saks
           Holdings, as filed with the Delaware Secretary of State on April 16, 1996.
3.01.9*    Form of Amended and Restated Certificate of Incorporation of Saks Holdings, as
           proposed to be filed with the Delaware Secretary of State upon completion of the
           Offerings
3.02*      Bylaws of Saks Holdings, as adopted on August 6, 1990
4.01.1*    See Exhibits 3.01.1, 3.01.2, 3.01.3, 3.01.4, 3.01.5, 3.01.6, 3.01.7 and 3.01.8 as
           to the rights of holders of Saks Holdings' Class A Shares, Class B Shares, Class
           C Shares and Class D Shares prior to the Offerings

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

EXHIBIT
 NUMBER                                 DESCRIPTION OF EXHIBIT
- --------   ---------------------------------------------------------------------------------
4.01.2*    See Exhibit 3.01.9 as to the rights of holders of Saks Holdings' Common Stock upon completion of the Offerings
4.02*      Form of Stock Certificate of the Common Stock of Saks Holdings
4.03.1*    Amended and Restated Credit Agreement, dated as of July 1, 1993, among Saks,
           Chemical Bank and Bankers Trust Company as managing agents, Chemical Bank,
           Bankers Trust Company, the CIT Group/Business Credit, Inc. and Barclays Bank PLC
           as co-agents, and Chemical Bank as administrative agent (the "Credit Facility")
4.03.2*    First Amendment to the Credit Facility, dated as of March 1, 1995
4.03.3*    Second Amendment to the Credit Facility, dated as of October 24, 1995
4.03.4*    Third Amendment to the Credit Facility, dated as of March 5, 1996
4.03.5*    Fourth Amendment to the Credit Facility, dated as of April 10, 1996
4.03.6*    Fifth Amendment to the Credit Facility, dated as of April 18, 1996
4.04*      Amended and Restated Loan and Security Agreement dated as of
           May 12, 1995 between Fifth Avenue Capital Trust ("FACT") and certain direct and indirect wholly-owned subsidiaries of Saks (the "Borrowers")
4.05*      Trust and Servicing Agreement dated as of May 12, 1995 among FACT, Bankers Trust
           Company, as servicer, and Marine Midland Bank, as trustee
4.06*      Amended and Restated Trust Agreement, dated as of May 12, 1995, among Saks, HNY,
           Inc. and Wilmington Company, as owner trustee
4.07       Indenture, dated as of July 1, 1993, between Saks and AIBC Services N.V., as trustee
4.08       First Supplemental Indenture, dated as of April 22, 1996, between Saks and AIBC
           Services N.V., as trustee
5.01*      Opinion of Gibson, Dunn & Crutcher
10.01.1*   Amended and Restated Pooling & Servicing Agreement, dated as of December 16,
           1991, among SFA Finance Company, Saks and Bankers Trust Company, as trustee (the
           "1991 P&S")
10.01.2*   First Amendment to the 1991 P&S, dated as of November 5, 1992
10.01.3*   Second Amendment to the 1991 P&S, dated as of October 26, 1993
10.02.1*   Second Amended and Restated Receivables Purchase Agreement, dated as of December
           16, 1991, between Saks and SFA Finance Company (the "Receivables Purchase
           Agreement")
10.02.2*   First Amendment to the 1991 Receivables Purchase Agreement, dated as of November
           5, 1992
10.02.3*   Second Amendment to the 1991 Receivables Purchase Agreement, dated as of October
           26, 1993
10.03.1*   Series 1991-2 Supplement, dated as of December 16, 1991, among SFA Finance
           Company, Saks, MHTC, as administrative agent, and Bankers Trust Company, as trustee (the "1991-2 Supplement")
10.03.2*   First Amendment to the 1991-2 Supplement, dated as of July 22, 1992
10.03.3*   Second Amendment to the 1991-2 Supplement, dated as of August 20, 1992
10.03.4*   Third Amendment to the 1991-2 Supplement, dated as of November 5, 1992
10.03.5*   Fourth Amendment to the 1991-2 Supplement, dated as of May 20, 1993
10.03.6*   Fifth Amendment to the 1991-2 Supplement, dated as of October 28, 1993
10.03.7*   Sixth Amendment to the 1991-2 Supplement, dated as of September 30, 1994
10.04.1*   Class C Supplement to Series 1991-2 Supplement, dated as of
           November 5, 1992, among SFA Finance Company, Saks and Bankers Trust Company, as
           trustee (the "1991-2(C) Supplement")
10.04.2*   First Amendment to the 1991-2(C) Supplement, dated as of September 30, 1994
10.05*     Class B Supplement to Series 1991-2 Supplement, dated as of September 30, 1994, among SFA Finance Company, Saks and Bankers Trust Company, as trustee
10.06.1*   Series 1993-1 Supplement, dated as of October 28, 1993, among SFA Finance
           Company, Saks, Swiss Bank Corporation, New York Branch, as administrative agent, and Bankers Trust Company, as trustee (the "1993-1 Supplement")

EXHIBIT
 NUMBER                                 DESCRIPTION OF EXHIBIT
- --------   ---------------------------------------------------------------------------------
10.06.2*   First Amendment to the 1993-1 Supplement, dated as of September 13, 1995
10.06.3*   Second Amendment to the 1993-1 Supplement, dated as of October 6, 1995
10.07*     Class B Supplement to Series 1993-1 Supplement, dated as of September 13, 1995, among SFA Finance Company, Saks and Bankers Trust Company, as trustee
10.08*     Class C Supplement to Series 1993-1 Supplement, dated as of September 13, 1995, among SFA Finance Company, Saks and Bankers Trust Company, as trustee
10.09*     Series 1995-1 Supplement, dated as of November 13, 1995, among SFA Finance
           Company, Saks, Swiss Bank Corporation, New York Branch, as administrative agent, and Bankers Trust Company, as trustee
10.10*     Deposit Trust Agreement, dated as of October 26, 1993, between SFA Finance
           Company II and Wilmington Trust Company, as trustee
10.11*     Collateral Trust Agreement, dated as of October 28, 1993, between Saks Fifth
           Avenue Owner Trust 1993-1 and Bankers Trust Company
10.12*     Depositary Agreement, dated as of October 27, 1993, between Saks Fifth Avenue
           Owner Trust 1993-1 and Chemical Bank
10.13*     Purchase Agreement, dated May 4, 1995 among Saks, FACT, the Borrowers, Goldman,
           Sachs & Company and Chemical Securities, Inc., with respect to the sale of
           Commercial Mortgage Pass-Through Certificates due May 12, 2002
10.14*     Saks Fifth Avenue Supplemental Pension Plan, effective July 2, 1990
10.15*     Saks Holdings, Inc. Senior Management Stock Incentive Plan, dated as of October
           17, 1990 (the "Old Incentive Plan")
10.16*     Standard Form of Stock Option Agreement Pursuant to the Old Incentive Plan
10.17.1*   Saks Holdings, Inc. 1996 Management Stock Incentive Plan, dated as of February 1,
           1996 (the "New Incentive Plan")
10.17.2    Amendment to the New Incentive Plan
10.18*     Standard Form of Stock Option Agreement Pursuant to the New Incentive Plan
10.19      Amended and Restated Employment Agreement, dated as of March 1, 1996, between
           Saks and Philip B. Miller
10.20      Amended and Restated Employment Agreement, dated as of March 1, 1996, between
           Saks and Rose Marie Bravo
10.21      Amended and Restated Employment Agreement, dated as of March 1, 1996, between
           Saks and Owen E. Dorsey
10.22      Employment Agreement, dated as of March 1, 1996, between Saks and Brian E.
           Kendrick
10.23.1*   Agreement for Management Advisory and Consulting Services, dated
           July 2, 1990, between Windows Acquisition Corp. and III
10.23.2*   Agreement for Management Advisory and Consulting Services, dated as of July 2,
           1995, between Saks and III
10.24*     Acquisitions Advisory Agreement, dated as of January 29, 1995, between Saks and
           III
10.25      Transition Supplement to the 1991 P&S, dated as of April 25, 1996, among SFA
           Finance Company, Saks and Bankers Trust Company, as trustee
10.26      Pooling and Servicing Agreement, dated as of April 25, 1996, among SFA Finance
           Company, Saks and Bankers Trust Company, as trustee (the "1996 P&S")
10.27      Series 1996-1 Supplement to the 1996 P&S, dated as of April 25, 1996, among SFA
           Finance Company, Saks and Bankers Trust Company, as trustee
10.28      Third Amended and Restated Receivables Purchase Agreement, dated as of April 25,
           1996, between Saks and SFA Finance Company
10.29      Series 1996-2 Supplement to the 1996 P&S, dated as of April 25, 1996, among SFA
           Finance Company, Saks and Bankers Trust Company, as trustee
10.30      Public Company Expenses Agreement, dated as of April 27, 1996, between Saks
           Holdings and Saks.
10.31      Form of Common Stock Purchase Agreement between Saks Holdings and Investcorp,
           S.A.
21.01*     Subsidiaries of Saks Holdings
23.01*     Consent of Coopers & Lybrand L.L.P.

EXHIBIT
 NUMBER                                 DESCRIPTION OF EXHIBIT
- --------   ---------------------------------------------------------------------------------
23.02*     Consent of Gibson, Dunn & Crutcher (contained in Exhibit 5.01)
24.01*     Power of Attorney (included on signature page of Registration Statement)

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 * Previously filed.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on May 3, 1996.


                                          SAKS HOLDINGS, INC.


                                          By /s/ PHILIP B. MILLER

                                          ...................................

                                                  Philip B. Miller
                                              Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacity indicated on May 3, 1996.



               SIGNATURE                               TITLE
- ----------------------------------------  ------------------------------------------------

          /s/ PHILIP B. MILLER            Chairman of the Board and
 ........................................    Chief Executive Officer
            Philip B. Miller                (Principal Executive Officer)

         /s/ BRIAN E. KENDRICK            Vice Chairman of the Board and
 ........................................    Chief Financial Officer
           Brian E. Kendrick                (Principal Financial Officer)

          /s/ ROSE MARIE BRAVO            President and Director
 ........................................
            Rose Marie Bravo

                   *                      Director
 ........................................
             Savio W. Tung

                   *                      Director
 ........................................
             Jon P. Hedley

                   *                      Director
 ........................................
         E. Garrett Bewkes III

                   *                      Director
 ........................................
          Charles J. Philippin

            /s/ MARK E. HOOD              Vice President--Finance
 ........................................    (Principal Accounting Officer)
              Mark E. Hood



*By:       /s/ MARK E. HOOD

     ...........................................................................

                                    Mark E. Hood
                                  Attorney in Fact